EXHIBIT 99.2

E-Waste Systems Enters E-Commerce Recycling Marketplace

Signs eManagement Contract with Fast-Growing GoEz Deals

London, UK – 8 August, 2013 --  E-Waste Systems, Inc. (OTCQB: EWSI) (“EWSI” or the “Company”), an electronic waste management services, technology and reverse logistics company, and the first public pure eWaste company, announced today that it has signed an eManagement contract with GoEz Deals, Inc. (“GoEz”) of New York to be a strategic e-commerce and technology partner.  This transaction is expected to add $3 million or more to 2013 revenues.

“GoEz has experienced impressive revenue growth to around $2 million per quarter, with steadily increasing profitability.  It has proven to be a strong entrant in both the e-commerce and wholesale warehouse businesses, having added over 600 affiliated agency partners since inception.  This relationship will enable GoEz to expand their business into the e-waste and end-of-life electronics market by harvesting the relationships with its affiliates to promote our eWaste services and to expand the opportunities to secure more consumer-based streams of eWaste,” said Mr. Martin Nielson, Founder and CEO of EWSI.

GoEz with its aggressive growth plan in place, intends to double its presence in Brooklyn by year-end 2013, and will launch similar operations in Miami and LA in 2014. GoEz also plans to introduce its own brands for household goods in 2014, as well as its own branded warehouse discount rewards card and e-commerce credit card programs.

Ed Torres, General Manager and co-founder of GoEz, and formerly with Procter & Gamble, stated,  “Our USA collaboration with EWSI is a great opportunity for Go EZ Deals to have an ally in the e-waste management industry. Whereby our northeast wholesale sales channel can re market electronics to our B2B customer base via wholesale, retail and e-commerce distribution. Our joint efforts in taking our proven distribution methods to dense populations in the biggest cities in the USA allows for massive growth. Teaming up with EWSI’s expertise in value recovery is going to fuel our growth in the sales of electronic products. Our synergistic approach to sales distribution will certainly compliment both our market goals.  Working with EWSI provides an exciting opportunity to further serve our customers, especially in recycling e-waste.  We are committed to promoting EWSI’s recycling initiatives through our promotional platform to contribute to a greener planet.”

GoEz currently has an accessible, appealing, functional and easy-to-use website with multiple daily coupon promotions on a wide variety of merchandise and services. Using its e-Commerce website GoEz is striving to become a major player in the industry where it can compete with industry leaders such as Groupon and Living Social. Based in New York, GoEz has an experienced and knowledgeable management team with impressive and accelerating growth prospects. GoEz has also developed software solutions for mobile phones and recently began implementing reverse logistics services, which are planned to form a growing part of the relationship with EWSI.

In addition to recycling and e-commerce, GoEz is expected to provide exposure to consumers through a channel, online e-commerce, which is otherwise hard to reach for EWSI.  Overall retail e-commerce sales for the first quarter of 2013 were estimated at $1,118.9 billion, an increase of 15.2% from the first quarter of 2012 while total retail sales increased 3.7% in the same period.1   In 2011, the share of Internet users in the US population reached approximately 80%. The number of online shoppers in the US is forecasted to reach more than 150 million in 2015, with almost 80% of US Internet users shopping online. Growth in online shopping in the US in 2012 is projected to mostly be driven by mobile and social commerce as well as daily deals. “Digital Content & Subscriptions” grew by almost 30% in 2011, making it the fastest growing B2C e-commerce category in the US in 2011, followed by “Consumer Electronics”.2   Significantly, in 2012 the Consumer Electronics industry sales surpassed $206 billion, the first time yearly industry revenues in the U.S. topped the $200 billion mark. Sales growth is projected to continue into 2013, when industry revenues will likely grow 4.5% reaching $215.8 billion.3 The increasing e-commerce trend and the significant growth in electronics sales will directly influence electronics recycling needs.

“This contract with GoEz is just the first step in the EWSI strategy to reach out directly to consumers. We are considering several initiatives with Ed Torres and his team, including creation of new consumer electronics recycling services, co-locating new warehouse operations in Southern California, and developing an EWSI mobile app to find the nearest qualified center for disposal of e-waste,” added Mr. Nielson.

GoEz targets the currently underserved Latino market in America. Comprising 20% (60 million people) of the total US population, with young average age, a fast growth rate, and increasing disposable income and technology adoption1, this market presents abundant opportunities for GoEz to fill a major void through e-commerce.

EWSI presently is able to arrange collections in the USA from any zip code and has entered the UK market, opened a key office in China, launched a partnership in Australia and recently announced deals in Mexico, India, the Carribean and South America.  EWSI brings technology -- including its recently announced proprietary ePlant1000 ™, eWasteCC™ carbon credit and eWasteTRACK™ solutions, as well as regulatory knowledge, industry experience and management services -- to its subsidiaries and affiliates, brand licensees, and teaming partners around the world.

“This transaction is another step in our commitment to our goals of growing our global brand; expanding our technologies; and accelerating our revenues.  The relationship with GoEz is a significant step toward accomplishing these goals and we intend to take maximum advantage of this opportunity with Ed and his team,” stated Mr. Nielson.

For more information as it happens, follow @EWasteSystemsIn on Twitter and Facebook and on the company’s blog at www.ewastesystems.blogspot.com

Or contact: Investor Relations at: ir@ewastesystems.com

References:
1. Census Bureau of the Department of Commerce:
 http://www.census.gov/retail/mrts/www/data/pdf/ec_current.pdf

2. Research and Market Brochure
http://www.researchandmarkets.com/reports/2075765/usa_b2c_ecommerce_report_2012.pdf

3. Consumer Electronics Association
http://www.ce.org/News/News-Releases/Press-Releases/2012-Press-Releases/CE-Industry-Yearly-Revenues-Expected-to-Surpass-$2.aspx

4. Blumberg Advisory Group

Industry Expansion
The e-waste and reverse logistics market has become a $100B+ annual business (Source: Blumberg Advisory Group, Inc.2), excluding much of the resale of still usable goods that flood the marketplace as new updates in software and hardware are released. Furthermore, as environmental legislation and policies sets more stringent requirements for the disposal of these items, many analysts and practitioners expect e-waste to grow faster than any other waste stream over the next 5 years. The benefits of e-waste management and recycling are many, including conservation of natural resources, creation of new jobs, prevention of environmental contamination by toxic chemicals, and reduction of energy requirements.

About E-Waste Systems, Inc.
E-Waste Systems, Inc. is the first pure play public company in the emerging waste electrical and electronics equipment ("WEEE") industry. EWSI targets companies facing regulatory or other mandates for handling e-waste. EWSI operates and assists its large geographical network of affiliates, applying best practices in professional management, offering state-of-the-art engineering, and providing a truly global e-waste solution. Additional information, including the business plan summary, is available on the Company’s website, www.ewastesystems.com.

About Go-EZ deals, Inc.
Established in 2010, Go EZ is a leading e-commerce and mobile solutions Company. Go EZ Deals is the first company in the online daily deals market to offer both click and mortar options for customers to redeem daily deals. They can purchase their daily deal on the net, or go into one of Go EZ Deals' 600 authorized distributor locations where cash will be accepted.  For more information: www.goezdeals.com

Safe Harbor Statement: Certain statements and information included in this release may constitute "forward-looking statements" as defined in the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied in such statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in the Company's SEC filings. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.